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                                                                    EXHIBIT (21)


Subsidiaries of Registrant

                                                             Percentage                      State of
                                                               (%) of                    Incorporation or
         Name of Subsidiary                                  Ownership                     Organization
         ------------------                                  ---------                     ------------
Penn Virginia Equities Corporation                             100.00                      Delaware

Penn Virginia Equipment Corporation                            100.00                      Delaware

Penn Virginia Resources Corporation                            100.00                      Virginia

Penn Virginia Oil and Gas Corporation                          100.00                      Virginia

Penn Virginia Coal Company                                     100.00                      Virginia





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